United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

Sustainable Projects group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tankedraget 7, Aalborg, Denmark	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 305-814-2915

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Between March 30, 2023 and December 4, 2023, Sustainable Projects Group Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”), pursuant to which the Company issued 1,500,000 shares of common stock at $0.25 per share on August 18, 2023, 4,006,000 shares of common stock at $0.35 per share on August 18, 2023 and 3,341,000 shares of common stock at $0.35 per share on December 22, 2023 (collectively, the “Shares”). In total, 8,847,000 Shares were purchased by the Investors, resulting in aggregate gross proceeds to the Company of $2,946,450. Each of the Purchase Agreements contains representations, warranties and covenants made by the Company that are customary for transactions of this type.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of in the Investors in the Purchase Agreements, the offering and sale of the Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act, and Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription Agreement of Sustainable Projects Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date: December 26, 2023	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer